      W. R. BERKLEY CORPORATION                NEWS
      475 STEAMBOAT ROAD                       RELEASE
      GREENWICH, CONNECTICUT 06830
      (203) 629-3000



FOR IMMEDIATE RELEASE                          CONTACT:  Eugene G. Ballard
                                                         Chief Financial Officer
                                                         (203)629-3000


            W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS

                   NET OPERATING INCOME UP 26% TO $130 MILLION

         GREENWICH, CT, JULY 25, 2005 -- W. R. BERKLEY CORPORATION (NYSE: BER) today reported net income for the second quarter of 2005 of $134 million, or $1.01 per share, a 22% increase from $109 million, or 83 cents per share, a year ago. Net operating income for the second quarter of 2005 increased 26% to $130 million, or 98 cents per share, compared with $103 million, or 78 cents per share, for the second quarter of 2004. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and the effect of a change in accounting principle in 2004. All per share amounts in this release reflect the 3-for-2 common stock split effected on April 8, 2005.

W. R. Berkley Corporation                                       Page 2



                             Summary Financial Data
                  (Amounts in thousands, except per share data)


                                                           Second Quarter                                Six Months
                                                           --------------                                ----------
                                                     2005                  2004                  2005                  2004
                                                     ----                  ----                  ----                  ----
Gross premiums written                            $1,249,812            $1,130,696            $2,592,902            $2,347,420
Net premiums written                               1,135,011             1,016,177             2,323,179             2,102,879


Net income                                           134,079               109,484               254,950               224,912
Net income per diluted share                            1.01                  0.83                  1.91                  1.71


Net operating income                                 130,310               103,084               251,274               199,891
Net operating income per diluted share            $     0.98            $     0.78            $     1.89            $     1.52

W. R. Berkley Corporation                                       Page 3



Second quarter highlights included:

      - Gross premiums written rose to $1.25 billion, an increase of 11% from the comparable quarter of 2004.

      -     Net investment income increased 36% to $94 million.

      - GAAP combined ratio improved to 89.2% from 89.8% in the prior year period.

      -     The paid loss ratio continued to be excellent at 35.6%.

       Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "The company had an outstanding quarter. We continued to have premium growth in excess of 10% and our profitability was outstanding. On an annualized basis, our return on equity exceeded 24%.

       "We believe that while market conditions are no longer improving, our results continue to reflect the current level of adequate pricing. Each segment of our business recorded an underwriting profit as well as an increase in the level of premiums written.

       "We are enthusiastic about our ability to deliver returns in excess of 20%, not just through the balance of this year, but into next year. While the current operating environment lacks the robust expansion opportunities of the prior years, we believe that outstanding returns should continue to be available," Mr. Berkley concluded.

         Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

W. R. Berkley Corporation                                       Page 4



         This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2005 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002 ("TRIA") and the expected expiration of TRIA on December 31, 2005, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including these related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                       Page 5



                         Consolidated Financial Summary
                  (Amounts in thousands, except per share data)




                                                             Second Quarter                                Six Months
                                                             --------------                                ----------
                                                       2005                  2004                  2005                  2004
                                                       ----                  ----                  ----                  ----
Revenues:
  Net premiums written                             $ 1,135,011           $ 1,016,177           $ 2,323,179           $ 2,102,879
  Change in unearned premiums                          (43,138)              (11,794)             (191,331)             (146,964)
                                                   -----------           -----------           -----------           -----------
    Premiums earned                                  1,091,873             1,004,383             2,131,848             1,955,915
  Net investment income                                 93,622                68,798               183,180               137,287
  Service fees                                          28,662                27,707                58,961                55,946
  Realized investment gains                              6,126                 9,860                 5,765                39,767
  Other income                                             501                     6                 1,018                   544
                                                   -----------           -----------           -----------           -----------
    Total revenues                                   1,220,784             1,110,754             2,380,772             2,189,459
                                                   -----------           -----------           -----------           -----------


Expenses:
  Losses and loss expenses                             675,326               626,578             1,316,472             1,227,083
  Other operating expenses                             334,600               310,476               661,405               602,254
  Interest expense                                      19,217                15,754                37,342                31,525
                                                   -----------           -----------           -----------           -----------
    Total expenses                                   1,029,143               952,808             2,015,219             1,860,862
                                                   -----------           -----------           -----------           -----------


      Income before income taxes
        and minority interest                          191,641               157,946               365,553               328,597

Income tax expense                                     (56,095)              (48,166)             (108,824)             (102,192)
Minority interest                                       (1,467)                 (296)               (1,779)                 (766)
                                                   -----------           -----------           -----------           -----------


  Net income before change in accounting
    principle                                          134,079               109,484               254,950               225,639

Cumulative effect of change in accounting
  principle, net of taxes                                   --                    --                    --                  (727)
                                                   -----------           -----------           -----------           -----------


  Net income                                       $   134,079           $   109,484           $   254,950           $   224,912
                                                   ===========           ===========           ===========           ===========


Net income per share:
    Basic (1)                                      $      1.06           $      0.87           $      2.01           $      1.79
    Diluted (1)                                    $      1.01           $      0.83           $      1.91           $      1.71

Average shares outstanding:
    Basic (1)                                          126,867               125,843               126,713               125,678
    Diluted (1)                                        133,368               131,820               133,277               131,888


(1) Per share amounts reflect the 3-for-2 common stock split effected on April 8, 2005.

W. R. Berkley Corporation                                       Page 6



                          Operating Results by Segment
                    (Amounts in thousands, except ratios (1))


                                         Second Quarter                          Six Months
                                         --------------                          ----------
                                    2005               2004               2005               2004
                                    ----               ----               ----               ----
Specialty:
  Gross premiums written          $499,125           $411,111           $940,331           $777,664
  Net premiums written             477,441            389,914            890,856            734,669
  Premiums earned                  414,573            357,184            803,972            700,289
  Pre-tax income                    82,781             74,769            164,686            139,952
  Loss ratio                          62.9%              60.5%              62.4%              61.7%
  Expense ratio                       25.1%              25.4%              25.0%              25.3%
  GAAP combined ratio                 88.0%              85.9%              87.4%              87.0%


Regional (2):
  Gross premiums written          $356,491           $331,474           $723,864           $668,017
  Net premiums written             305,005            287,906            618,830            578,544
  Premiums earned                  292,037            263,996            572,336            511,967
  Pre-tax income                    48,592             37,405            107,655             83,199
  Loss ratio                          57.6%              58.7%              55.4%              56.9%
  Expense ratio                       30.4%              31.1%              30.4%              31.0%
  GAAP combined ratio                 88.0%              89.8%              85.8%              87.9%


Alternative Markets:
  Gross premiums written          $135,081           $133,279           $408,605           $379,740
  Net premiums written             112,705            111,816            340,725            324,967
  Premiums earned                  155,408            143,641            304,908            275,775
  Pre-tax income                    52,553             32,821             93,336             64,509
  Loss ratio                          60.7%              68.4%              64.2%              69.7%
  Expense ratio                       21.0%              22.8%              21.0%              21.1%
  GAAP combined ratio                 81.7%              91.2%              85.2%              90.8%


Reinsurance:
  Gross premiums written          $236,907           $235,184           $475,888           $481,821
  Net premiums written             219,660            208,700            432,777            428,383
  Premiums earned                  210,571            221,869            411,584            432,515
  Pre-tax income                    29,208             30,122             51,240             51,437
  Loss ratio                          66.8%              66.6%              67.7%              67.8%
  Expense ratio                       30.3%              28.3%              31.0%              29.0%
  GAAP combined ratio                 97.1%              94.9%              98.7%              96.8%


International:
  Gross premiums written          $ 22,208           $ 19,648           $ 44,214           $ 40,178
  Net premiums written              20,200             17,841             39,991             36,316
  Premiums earned                   19,284             17,693             39,048             35,369
  Pre-tax income                     2,530                666              4,658              2,257
  Loss ratio                          56.9%              51.9%              58.2%              51.6%
  Expense ratio                       35.6%              36.2%              35.5%              35.8%
  GAAP combined ratio                 92.5%              88.1%              93.7%              87.4%



                                                                     (Continued)

W. R. Berkley Corporation                                       Page 7

                    (Amounts in thousands, except ratios (1))


                                               Second Quarter                                   Six Months
                                               --------------                                   ----------
                                         2005                   2004                   2005                   2004
                                         ----                   ----                   ----                   ----
Corporate and Eliminations:
  Realized investment gains          $     6,126            $     9,860            $     5,765            $    39,767
  Interest and other, net                (30,149)               (27,697)               (61,787)               (52,524)
  Pre-tax loss                           (24,023)               (17,837)               (56,022)               (12,757)


Total:
  Gross premiums written             $ 1,249,812            $ 1,130,696            $ 2,592,902            $ 2,347,420
  Net premiums written                 1,135,011              1,016,177              2,323,179              2,102,879
  Premiums earned                      1,091,873              1,004,383              2,131,848              1,955,915
  Pre-tax income                         191,641                157,946                365,553                328,597
  Loss ratio                                61.9%                  62.4%                  61.8%                  62.7%
  Expense ratio                             27.3%                  27.4%                  27.4%                  27.3%
  GAAP combined ratio                       89.2%                  89.8%                  89.2%                  90.0%



(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. Combined ratio is the sum of loss ratio and expense ratio.

(2) For the second quarters of 2005 and 2004, weather-related losses were $12 million and $15 million, respectively. For the first six months of 2005 and 2004, weather-related losses were $18 million and $19 million, respectively.

W. R. Berkley Corporation                                       Page 8



                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)


                                                 June 30,           December 31,
                                                   2005                 2004
                                                   ----                 ----
Total investments (1)                          $ 9,283,923          $ 8,341,944
Total assets                                    12,841,736           11,451,033
Reserves for losses                              6,045,690            5,449,611
Senior notes and other debt                        967,090              808,264
Junior subordinated debentures                     208,308              208,286
Stockholders' equity (2)                         2,361,266            2,109,702
Shares outstanding                                 126,987              126,409
Stockholders' equity per share                       18.59                16.69




(1) Total investments include cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $110 million and $112 million as of June 30, 2005 and December 31, 2004, respectively.

W. R. Berkley Corporation                                       Page 9



                            Supplemental Information
                             (Amounts in thousands)


                                                                   Second Quarter                            Six Months
                                                                   --------------                            ----------

Reconciliation of net operating
  income to net income:                                       2005                2004                2005                2004
                                                              ----                ----                ----                ----
  Net operating income (1)                                 $ 130,310           $ 103,084           $ 251,274           $ 199,891
  Realized investment gains, net of taxes                      3,769               6,400               3,676              25,748
  Cumulative effect of change
    in accounting principle                                       --                  --                  --                (727)
                                                           ---------           ---------           ---------           ---------
    Net income                                             $ 134,079           $ 109,484           $ 254,950           $ 224,912
                                                           =========           =========           =========           =========


Return on equity:
  Net Income (2)                                                25.4%               26.0%               24.2%               26.7%
  Net operating income (2)                                      24.7%               24.5%               23.8%               23.8%
Cash flow:
  Cash flow from operations                                $ 318,387           $ 391,146           $ 741,994           $ 669,636
  Cash flow from operations before cash transfers
    to/from trading account (3)                            $ 368,387           $ 341,146           $ 816,994           $ 719,636




(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and the effect of a change in accounting principle in 2004. Management believes that excluding investment gains and losses, which result primarily from changes in general economic conditions, and the change in accounting principle in 2004 provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.